Exhibit 4.7

TECHNOLOGY LICENCE AGREEMENT AMENDMENT

BETWEEN:

NATIONAL RESEARCH COUNCIL OF CANADA,
whose head office address is:

1200 Montreal Road

Ottawa, Ontario K1A 0R6	(called “NRC”)

(through its Institute, whose name and address are:

Institute for Biological Sciences
1200 Montreal Road, Building M-54

Ottawa, Ontario K1A 0R6	(called the “Institute”)

AND:

HELIX BIOPHARMA CORPORATION
a corporation under the laws of Ontario, Canada
whose head office address is:

3-305 Industrial Parkway South,

Aurora ON Canada L4G 6X7	(called the “Licensee”)

WHEREAS

(a)	NRC and Licensee have entered a Technology License Agreement relating to the “AFAI Antibody patent application” (NRC case # 11537) signed on April 28, 2005

(b)	NRC and Licensee desire to amend the following terms:

Section:	DEFINITIONS IN THIS AGREEMENT

Original:

“NRC Technology” means the inventions (not necessarily patentable), trade secrets, know-how, Software, designs, written works, samples, biological materials, and technical information (confidential or not) relating to the “AFAI Antibody patent application” (NRC case # 11537) tentatively entitled:

“An Antibody Fragment, and Derivatives Thereof, for the Detection and Treatment of Lung Adenocarcinoma",
PCT Application CA04/001488, filed 17 August, 2004

Amended:

“NRC Technology” means the inventions (not necessarily patentable), trade secrets, know-how, Software, designs, written works, samples, biological materials, and technical information (confidential or not) relating to the “AFAI Antibody patent application” (NRC case # 11537 and 11477) tentatively entitled:

“An Antibody Fragment, and Derivatives Thereof, for the Detection and Treatment of Lung Adenocarcinoma”,
PCT Application CA04/001488, filed 17 August, 2004

“Modified aerolysin linked to a lung caner binding agent and methods of use for treating lung cancer”
US Application 60/451,765, filed 3 March, 2003

Original:

“Patents” means the following patents and patent applications, plus any divisions, continuations, continuations-in-part, re-issues, and extensions of these patents and patent applications plus any other patents and patent applications in countries within the Territory, covering essentially the same inventions or claiming priority of patenting rights from any other patent application within the Patent entitled:

"An Antibody Fragment, and Derivatives Thereof, for the Detection and Treatment of Lung Adenocarcinoma",
PCT Application CA04/001488, filed 17 August, 2004 (NRC case # 11537).

NRC currently holds no other patents or patent applications in relation to the NRC Technology. If NRC does apply for such Patents, the licence granted by this Agreement covers these patents, specifically.

Amended:

“Patents” means the following patents and patent applications, plus any divisions, continuations, continuations-in-part, re-issues, and extensions of these patents and patent applications plus any other patents and patent applications in countries within the Territory, covering essentially the same inventions or claiming priority of patenting rights from any other patent application within the Patent entitled:

"An Antibody Fragment, and Derivatives Thereof, for the Detection and Treatment of Lung Adenocarcinoma",
PCT Application CA04/001488, filed 17 August, 2004 (NRC case # 11537).

“Modified aerolysin linked to a lung cancer binding agent and methods of use for treating lung cancer”
US Application 60/451,765, filed 3 March, 2003 (NRC case # 11477)

NRC currently holds no other patents or patent applications in relation to the NRC Technology. If NRC does apply for such Patents, the licence granted by this Agreement shall cover these patents, specifically.

Section:	INTELLECTUAL PROPERTY

Original:

Sharing Patent Costs: The Licensee shall reimburse NRC, promptly on the receipt of an invoice for twenty five per cent (25%) of NRC's internal costs (to the extent reasonable) and disbursements related to obtaining and maintaining the Patents. This includes costs and disbursements incurred before this Agreement was in effect

Amended:

Sharing Patent Costs: The Licensee shall reimburse NRC, promptly on the receipt of an invoice for one hundred per cent (100%) of NRC's internal costs (to the extent reasonable) and disbursements related to obtaining and maintaining the Patents. This includes costs and disbursements incurred before this Agreement was in effect.

For the sake of clarity, all other terms of the original Technology License Agreement remain unchanged.

SIGNED by the Licensee in duplicate at Aurora Ontario, Canada:

HELIX BIOPHARMA CORPORATION

Date	2 Dec. 2009	Per:	/s/ Heman Chao
		Name and title:	Heman Chao, CSO

SIGNED by NRC in duplicate at Ottawa, Canada:

NATIONAL RESEARCH COUNCIL OF CANADA

Date	06.11.2009	Per:	/s/ Danica Stanimirovic
Danica Stanimirovic, Ph.D., Director General